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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 11, 1996


             Brauvin Corporate Lease Program IV L.P.
      (Exact name of registrant as specified in its charter)


       Delaware                  0-21536           36-3800611
(State of or other            (Commission         (IRS Employer
jurisdiction of               File Number)        Identification
incorporation)                                         Number)


150 South Wacker Drive, Suite 3200, Chicago, Illinois    60606
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code  (312) 443-0922



(Former name or former address, if changed since last report)


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Item 5.   Other Events.

     At the adjournment of the Special Meeting of Brauvin Corporate Lease Program IV L.P. (the "Partnership") held on October 11, 1996 at 6:45 p.m., the Partnership reported that said Special Meeting would be further adjourned until Monday, October 21, 1996 at 10:30 a.m. due to pending legal actions.

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                        SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            BRAUVIN CORPORATE LEASE PROGRAM IV L.P.
                            (Registrant)



DATE:  October 18, 1996     By:    /s/ James L. Brault

                            Name:  James L. Brault
                            Title: Executive Vice President


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